Exhibit 5.2

601 Lexington Avenue
New York, NY 10022
United States
Facsimile:
+1 212 446 4800	+1 212 446 4900

www.kirkland.com

August 6, 2026

Americold Realty Trust, Inc.

Americold Realty Operating Partnership, L.P.

Americold Realty Operations, Inc.

10 Glenlake Parkway

South Tower, Suite 600

Atlanta, Georgia 30328

Re:	Registration Statement on Form S-3ASR

Ladies and Gentlemen:

We are acting as special counsel to Americold Realty Trust, Inc., a Maryland corporation (“Parent”), Americold Realty Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), Americold Realty Operations, Inc., a Delaware corporation (“Americold Realty Operations”), and the other subsidiaries of the Company listed on Schedule A attached hereto (together with Americold Realty Operations and Parent, the “Guarantors”), each, a subsidiary of Parent, in connection with the preparation and filing by the Operating Partnership and the Guarantors of a Registration Statement on Form S-3ASR (as amended or supplemented, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the offer, issuance and sale, on a delayed or continuous basis, from time to time and in one or more offerings, of (i) Parent’s common stock, $0.01 par value per share (the “Common Stock”); (ii) Parent’s preferred stock, $0.01 par value per share; (iii) depositary shares representing entitlement to all rights and preferences of fractions of Parent’s preferred stock of a specified series and represented by depositary receipts; (iv) warrants to purchase Parent’s common stock or preferred stock or depositary shares; and (v) debt securities of the Operating Partnership (the “Debt Securities”) which may be fully and unconditionally guaranteed by the Guarantors (the “Guarantee” and, collectively with the Debt Securities, the “Securities”).

Americold Realty Trust, Inc.

Americold Realty Operating Partnership, L.P.

Americold Realty Operations, Inc.

August 6, 2026

You have advised us that the Debt Securities and the Guarantees will be issued under the indenture in a form filed as an exhibit to the Registration Statement (including any amendments or supplements thereto, the “Indenture”), to be entered into, by and among the Operating Partnership, the Guarantors and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

In connection with the registration of the Securities, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the organizational documents of the Operating Partnership and Americold Realty Operations, (ii) minutes and records of the corporate proceedings of the Operating Partnership and Americold Realty Operations and (iii) the Registration Statement and the exhibits thereto.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto (other than, with respect to due authorization, the Operating Partnership and Americold Realty Operations). We note that you are relying with respect to all matters of Maryland, Australian, New Zealand and Canadian law and authority of the Guarantors (other than Americold Realty Operations) on the opinions of Venable LLP, K&L Gates LLP, Ellis Gould and Stewart McKelvey, each dated as of the date hereof, copes of which opinion are filed as Exhibits 5.1, 5.3, 5.4 and 5.5 to the Registration Statement, respectively. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Operating Partnership, Americold Realty Operations and others as to factual matters.

We have also assumed that:

(i) the Registration Statement and any amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

(ii) a prospectus supplement or term sheet (each, a “Prospectus Supplement”) will have been prepared and filed with the Commission, along with any exhibits necessary under the rules and regulations of the Commission, describing the Securities offered thereby and will comply with all applicable laws;

Americold Realty Trust, Inc.

Americold Realty Operating Partnership, L.P.

Americold Realty Operations, Inc.

August 6, 2026

(iii) the Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner and for the consideration stated in the Registration Statement and the applicable Prospectus Supplement;

(iv) the Securities will be issued and sold in the form and containing the terms set forth in the Registration Statement and the applicable Prospectus Supplement and the Indenture;

(v) any supplements, amendments or certificates required to issue the Debt Securities under the Indenture will have been duly authorized, executed and delivered by the Operating Partnership and, as applicable, the Guarantors and the Trustee;

(vi) the Indenture will be duly authorized and will be validly executed and delivered by each party thereto;

(vii) any applicable supplemental indenture, officer’s certificate or board resolutions setting forth the terms of the Debt Securities and Guarantee will be the valid and binding obligations of each party thereto (other than the Operating Partnership and Americold Realty Operations) enforceable against each party thereto (other than the Operating Partnership and Americold Realty Operations) in accordance with their respective terms;

(viii) the Indenture and the Trustee will have been qualified under the Trust Indenture Act of 1939, as amended;

(ix) any shares of Common Stock issuable upon conversion, exchange or exercise of any Debt Security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange or exercise;

(x) at the time of the issuance, sale and delivery of each Security, (1) the authorization of such Security by the Operating Partnership and the Guarantors, as applicable, will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Security and (2) the issuance, sale and delivery of such Security, the terms of such Security and the terms of the Indenture, and compliance by the Operating Partnership and the Guarantors, as applicable, with the terms of such Security, as well as the terms of the applicable Purchase Agreement (as defined below) and the Indenture, will not violate any applicable law, any agreement or instrument then binding upon the Operating Partnership and the Guarantors, as applicable, or any restriction imposed by any court or governmental body having jurisdiction over the Operating Partnership and the Guarantors, as applicable;

Americold Realty Trust, Inc.

Americold Realty Operating Partnership, L.P.

Americold Realty Operations, Inc.

August 6, 2026

(xi) a definitive purchase, underwriting, distribution, sales agent or similar agreement, if applicable (each, a “Purchase Agreement”), with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Operating Partnership and the Guarantors, as applicable, and the other parties thereto; and

(xii) the Operating Partnership and the Guarantors, as applicable, will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Securities being offered and to execute and deliver the applicable Purchase Agreement.

Based upon and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that when, as and if (a) an indenture or amendment or supplement thereto, has been duly authorized, executed and delivered by the Operating Partnership, (b) any Debt Securities and related Guarantees have been duly authorized and duly established in accordance with the Indenture and applicable law, (c) appropriate limited partnership action has been taken by the Operating Partnership to authorize the form, terms, execution and delivery of such Debt Securities (and any required amendment or supplement to the Indenture), (d) appropriate corporate and other action has been taken by the Guarantors to authorize the Guarantees (and any required amendment or supplement to the Indenture) and (e) the applicable Debt Securities have been duly executed, attested, issued and delivered by duly authorized officers of the Operating Partnership against payment and the Guarantees of such Debt Securities have been duly executed and delivered by duly authorized officers of the Guarantors, in each case, in accordance with such authorization by the Operating Partnership and the Guarantors, the Indenture, the applicable Purchase Agreement and applicable law, and duly authenticated by the Trustee in accordance with the Indenture, and, in the case of Debt Securities convertible into shares of Common Stock, when such shares have been duly authorized in accordance with applicable law and appropriate corporate action, (i) such Debt Securities will constitute valid and binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms and (ii) such Guarantees will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms.

Our opinions expressed above that any particular contract constitutes a valid and binding obligation or is enforceable in accordance with its terms (each, an “enforceability opinion”) are subject to: (i) the effect of bankruptcy, insolvency, fraudulent conveyance and other similar laws and judicially developed doctrines in this area, such as substantive consolidation and equitable subordination; (ii) the effect of general principles of equity; and (iii) other commonly recognized statutory and judicial constraints on enforceability, including statutes of limitations. “General principles of equity” include but are not limited to: (A) principles limiting the availability of specific performance and injunctive relief; (B) principles which limit the availability of a remedy under certain circumstances where another remedy has been elected; (C) principles requiring

Americold Realty Trust, Inc.

Americold Realty Operating Partnership, L.P.

Americold Realty Operations, Inc.

August 6, 2026

reasonableness, good faith and fair dealing in the performance and enforcement of an agreement by the party seeking enforcement; (D) principles which may permit a party to cure a material failure to perform its obligations; and (E) principles affording equitable defenses such as waiver, laches and estoppel. It is possible that terms in a particular contract covered by our enforceability opinion may not prove enforceable for reasons other than those explicitly cited in this opinion should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this opinion ) such unenforceability would not in our opinion prevent the party entitled to enforce that contract from realizing the principal benefits purported to be provided to that party by the terms in that contract which are covered by our enforceability opinion.

We express no opinion with respect to the enforceability of (i) consents to, or restrictions upon, judicial relief or jurisdiction or venue; (ii) waivers of rights or defenses with respect to stay, extension or usury laws; (iii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iv) waivers of broadly or vaguely stated rights; (v) provisions for exclusivity, election or cumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (ix) proxies, powers and trusts; (x) restrictions upon non-written modifications and waivers; (xi) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (xii) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency; (xiii) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; and (xiv) any rights to contribution or indemnification which may be violative of public policy underlying any law, rule or regulation (including federal or state securities law, rule or regulation) or the enforceability of any so called fraudulent conveyance or fraudulent transfer “savings clause” (and any similar provision in any other document or agreement) to the extent such provisions purport to limit the amount of the obligations of any party or the right to contribution of any other party with respect to such obligations. In addition, we express no opinion with respect to (i) whether acceleration of the Debt Securities may affect the collectability of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon, (ii) compliance with laws relating to permissible rates of interest or (iii) the creation, validity, perfection or priority of any security interest or lien.

The enforceability opinion related to the Guarantees is further subject to the effect of rules of law that may render guarantees unenforceable under circumstances where, in the absence of an effective consent or waiver by the Guarantors (as to which we express no opinion herein), actions, failures to act or waivers, amendments or replacement of the Indenture or the Debt Securities so

Americold Realty Trust, Inc.

Americold Realty Operating Partnership, L.P.

Americold Realty Operations, Inc.

August 6, 2026

radically change the essential nature of the terms and conditions of the guaranteed obligations and the related transactions that, in effect, a new relationship has arisen between the Trustee and the Operating Partnership or the Guarantors, which is substantially and materially different from that presently contemplated by the Indenture and the Debt Securities.

In addition, our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Revised Uniform Limited Partnership Act. We have assumed the applicable Purchase Agreement, the Indenture and any applicable supplemental indenture, officer’s certificate or board resolutions setting forth the terms of the Debt Securities and Guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

To the extent that the obligations of the Operating Partnership and the Guarantors under the Indenture may be dependent on such matters, we assume for purposes of this opinion that (i) the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the Trustee is duly qualified to engage in the activities contemplated by the Indenture and the Indenture will be duly authorized, executed and delivered by the Trustee; (iii) the Indenture will constitute the legally valid and binding obligations of the Trustee, enforceable against the Trustee in accordance with its terms; (iv) the Trustee will be in compliance, generally and with respect to acting as the trustee under the Indenture with all applicable laws and regulations; and (v) the Trustee will have at all times the requisite organizational and legal power and authority to perform its obligations under the Indenture.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.2 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Securities.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion after the date hereof.

Americold Realty Trust, Inc.

Americold Realty Operating Partnership, L.P.

Americold Realty Operations, Inc.

August 6, 2026

This opinion is furnished to you in connection with the filing of the Registration Statement and in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP

SCHEDULE A

Subsidiary Guarantors

1. Americold Australian Holdings Pty Ltd

2. Icecap Properties NZ Limited

3. Nova Cold Logistics ULC